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                                                                  Exhibit 10.18
                                                                             CTR


                            Volume Supply Agreement

THIS AGREEMENT is dated May 10, 1999 is made
--------------

BETWEEN:
--------

Headway Technologies, Inc., a Delaware Corporation having corporate offices at 678 S. Hillview Drive, Milpitas, CA 95035 ("Headway");

SAE Magnetics (H.K.) Ltd., a Hong Kong Corporation whose registered office is at SAE Tower, 38-42 Kwai Fung Crescent, Kwai Chung, N.T. Hong Kong ("SAE")

WHEREAS:
--------

(A) Headway is interested in procuring Slider and HGA subcontracting services from SAE on a long-term basis and requires a commitment for capacity allocation.

(B) SAE is interested in providing Slider and HGA subcontracting services to Headway on a long-term basis and requires a commitment of wager supply before allocating the required capacity.

WHEREBY IT IS AGREED as follows:
--------------------

ARTICLE 1  VOLUME COMMITMENT

1.1 Headway commits to supply wafers to SAE, consigned either directly or indirectly, sufficient for the manufacture of up to Five Million HGAs per month. SAE has the right to purchase the resulting HGAs.

1.2 SAE commits to allocate slider and HGA capacity to Headway, or its designee, sufficient for the manufacture of Five Million HGAs per month.

ARTICLE 2  PROGRAM VOLUME, PRICING AND SALES TERMS

2.1 Both parties recognize that specific volumes, pricing and sales terms can not be agreed upon in advance for the term of this Agreement. Actual pricing, volume and terms will be reviewed quarterly and agreed to on a program by program basis. Both parties agree that pricing and terms will be similar to those outlined in Exhibit A.
                                  ----------

ARTICLE 3  BACKEND SUPPORT

3.1 SAE agrees to assist MRST, Inc., a joint venture between Headway and SFI Investment Limited to establish a slider manufacturing capability. Such assistance

[*] -- CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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     shall include the transfer and qualification of SAE 's existing slider process and the installation of equipment, tooling and facility improvements sufficient to achieve output of One Million sliders per month.

ARTICLE 4  TERM

4.1 This Agreement will be effective from April 30, 1999 and continue for a period of three years (the "Initial Period"). At the end of the Initial Period and each anniversary date thereafter, the Agreement will automatically renew for an additional year until either party notifies the other in writing they do not wish to renew this Agreement as of the next anniversary date.

ARTICLE 5  FORCE MAJEURE

5.1 Neither party shall be liable to the other for its failure to perform its obligations as a result of circumstances beyond its reasonable control.

ARTICLE 6  GOVERNING LAW

6.1 This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of law rules.

ARTICLE 7  ENTIRE AGREEMENT

7.1 This Agreement and its Exhibit constitute the entire agreement of the parties with respect to the subject matter and supersede and replace all prior oral and written agreements, representations and understandings of the parties with respect to the subject matter.

APPROVED BY:


________________________________________
Mike Y. Chang, President & CEO
Headway Technologies, Inc.


________________________________________
Raymond Leung, Executive Vice President
SAE Magnetics (H.K.) Ltd.


________________________________________
Yoshinori Hashimoto, General Manager
TDK Head No. 1  Division
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Exhibit A
---------

   Meteor Criteria
   ---------------
   . The Headway pricing model for the Meteor will be [*]% of the selling price as SAE resale price to Maxtor
   .  The MRST subcontract fee will be [*]% of the resale price to Headway.
   . The above pricing model and demand will be reviewed each quarter, in four quarter increments with representatives of Headway, SAE and MRST respectively.
   .  Pricing effective from NPI build through end of life
   . Price and yield reconciliation to be summarized on a quarterly basis, for ships below 500k, that quantity will be rolled into the next quarter.
   .  Payment Terms to Start on HSA shipment

   HEADWAY Request
   ---------------
   .  Payment Terms: July/August - Net 30 days
   .  Payment Terms: Sept./Oct. - Net 45 days
   .  Payment Terms: Nov.-Beyond-Net 60 days.

   .  Headway will allocate and commit up to 5 million HGA wafer equivalents
   .  SAE will commit equivalent capacity to produce up to 5 million HGA's
   . Headway will commit all the HGA's being produced under this agreement will be solely for SAE turnkey business
   . Direct material cost reduction opportunity during the period will be reviewed quarterly and opportunity savings will be shared as follows:
              For BFC and suspensions combined pricing below $[*], Headway and SAE will share [*] portion of the unyielded cost advantage below $[*]
   .  MRST consigned wafer, FOC basis
   . SAE to ensure that slider manufacturing will be in accordance with the expanded row capability (45 slider/row)
   . For HSA fallout, Headway to sell up to [*]% of the HGA volume in the form of wafers at USD$[*] each.
         This material to be tracked independently of the standard SAE production flow.
     For excessive HSA fallout, greater than [*]%, extra wafer sales will be reviewed.
   Subcon, Penalty Clause:
   -----------------------
   Less than [*]% HGA DP yield will result in a financial penalty calculated as follows:
         Where actual DP is less than [*]%

                         ________________________________
                          Penalty  =     $[*]    -  $[*]
                                      ---------     ----
                                      actual DP     [*]%
                         ________________________________

   Example: Actual DP at [*]%   ($[*]/[*]%)-($[*]/[*]%)=  $[*] per unit adder
   to subcontract fee


[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Subcon, Reward Clause:
----------------------
Greater than or equal to [*]% HGA DP yield will result in a financial reward calculated as follows:
           Where actual is =[*]%

                          --------------------------
                           Reward = $[*]   -   $[*]
                          --------------------------

Example: Actual DP at [*]%     ($[*]/[*]%)-($[*]/[*]%) = $[*] per unit credit to
subcontract fee



[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.